                                  EXHIBIT (10)

                            Work for Hire Agreement
             between the Company, Jeff Clignett and Duane A. Barnes
                             dated October 5, 1998

                                                                    EXHIBIT (10)

                             WORK FOR HIRE AGREEMENT

This Agreement is made effective as of October 5, 1998, between MigraTEC, Inc., located at 12801 Stemmons Freeway, Suite 710, Dallas, Texas 75234 (hereinafter "MigraTEC") and Jeff Clignett located at 8650 Diceman Drive, Dallas, Texas 75218 and Duane A. Barnes located at 9125 Sante Fe Trail, Celina, Texas 75009 (hereinafter collectively referred to as "Contractors").

1. GENERAL. Subject to this Agreement, MigraTEC hereby hires Contractors, and Contractors hereby agrees, to provide the services to MigraTEC as described in the Statement of Work attached hereto as Exhibit A and referred to under Section 4 (hereinafter collectively referred to as the "Services").

2. INDEPENDENT CONTRACTOR. Contractors will perform the Services as an independent contractor of MigraTEC and this Agreement will not be construed to create a partnership, joint venture or employment relationship between Contractors and MigraTEC. Contractors will not represent itself to be an employee or agent of MigraTEC and will not enter into any agreement on behalf of MigraTEC.

3. TERM. This Agreement will become effective, as of the date set forth above, upon its execution by Contractors and MigraTEC and will continue until the Services are completed unless earlier terminated pursuant to Section 9 hereinafter.

4. SERVICES. Contractors will use their reasonable commercial efforts to perform all Services in a professional and workmanlike manner satisfactory to MigraTEC, as a work made for hire, and in accordance with the applicable Statement of Work attached as Exhibit A. Unless otherwise agreed by Contractors, MigraTEC will provide all equipment, work space, supplies and other items necessary or appropriate to perform the Services. Contractors may perform the Services at MigraTEC's premises or such other premises that MigraTEC and Contractors may deem appropriate. MigraTEC will permit Contractors to have reasonable access to MigraTEC's premises, personnel, computer and telephone equipment while performing any of the Services at MigraTEC's premises.

5. PAYMENT FOR SERVICES. MigraTEC will pay Contractors fees for Services rendered hereunder in accordance with Exhibit B.

6. REIMBURSABLE EXPENSES. MigraTEC will reimburse Contractors for the necessary and reasonable out-of-pocket expenses that Contractors may incur in performing the Services ("Reimbursable Expenses") provided such Reimbursable Expenses have been approved in advance by MigraTEC. Contractors will furnish MigraTEC with the appropriate receipts for all Reimbursable Expenses together with invoices for Services submitted to MigraTEC and such Reimbursable Expenses will be paid by MigraTEC within thirty (30) days of receipt.

7. OWNERSHIP RIGHTS. a. Deliverables. Contractors agree that upon completion of the Services, all data, information and other material acquired or compiled by Contractors in respect to the Services, including source code, object code and technical documentation, hereinafter collectively referred to as the "Work Product", shall be delivered to MigraTEC. Contractors shall not retain any copies of any items included in Work Product and shall not be entitled to prepare derivative works utilizing any items included in Work Product.

         b. Ownership. Full and exclusive rights and ownership in all Work Product and in any and all related patent rights, trademarks, copyrights, trade secrets, and any other proprietary rights which Contractors possess or may be entitled to shall vest in and is hereby assigned to MigraTEC as a work made for hire. Contractors shall retain no right, ownership or title in the Work Product or in any related patent rights, trademarks, copyrights, trade secrets, or any other proprietary rights. The parties hereto agree that all Work Product and rights thereto are being sold in their entirety to MigraTEC for whatever use it desires, and nothing contained herein shall be deemed to construe a mere license to MigraTEC.

         c. Cooperation by Contractors. Should MigraTEC or any of its agents or representatives seek to obtain letters patent, trademarks or copyrights in any country of the world on all or part of the Work Product, Contractors agree to cooperate fully without compensation in providing information, completing forms, performing actions and obtaining the necessary signatures or assignments required to obtain such letters patent, trademarks or copyrights. In the event MigraTEC shall be unable for any reason to obtain Contractors' signatures on any document necessary for any purpose set forth in the foregoing sentence, Contractors hereby irrevocably designate and appoint each of MigraTEC and its duly authorized officers and agents as Contractors' agent and Contractors' attorney-in-fact to act for and in Contractors' behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further any such purpose with the same force and effect as if executed and delivered by Contractors.

8. WARRANTY. Contractors represents and warrants that Contractors will perform the Services in a good workmanlike and professional manner in accordance with the description set forth in the Statement of Work attached as Exhibit A. ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE), ARE HEREBY DISCLAIMED.

9. EXTENSION AND TERMINATION. a. Extension. The parties may extend the term of this Agreement by mutual written agreement. MigraTEC shall use best efforts to give Contractors at least 30 days notice if extension is contemplated by MigraTEC.

         b. Termination for Cause. Either party may terminate this Agreement immediately upon notice to the other party, and without prejudice to any other remedies, if (i) the other party breaches any of its obligations hereunder and fails to remedy such breach to the notifying party's satisfaction within fifteen
(15) days after it demands such cure or (ii) the other party becomes insolvent or bankrupt, assigns all or a substantial part of its business or assets for the benefit of creditors, permits the appointment of a receiver for its business or assets, becomes subject to any legal proceeding relating to insolvency, reorganization or the protection of creditors' rights or otherwise ceases to conduct business in the normal course.

10. CONSEQUENCES OF EXPIRATION OR TERMINATION. Upon the expiration or termination of this Agreement for any reason, MigraTEC will promptly pay Contractors all fees and Reimbursable Expenses that may be due and outstanding related to the Services that Contractors has performed, and Contractors will deliver to MigraTEC all notebooks, documentation and all other items belonging to MigraTEC or containing the work product owned by MigraTEC resulting from Contractors' work under this Agreement.

11. NON-SOLICITATION. Neither party shall solicit or employ, directly or indirectly, as an employee or independent contractor, the personnel of the other party for a period of 12 months after termination.

12. NO CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, PROFITS, USE OF MONEY, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPLEMENTATION OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY OR CONDITION, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE.

13. NOTICES. Any notice or approval required or permitted under this Agreement will be given in writing and sent by certified mail, return receipt requested, postage prepaid, to the address specified below or to any other address that may be later designated in writing by prior notice. Any notice sent pursuant hereto will be deemed to have been received 3 days after the date of its posting.

           If to MigraTEC:                    If to Contractors:
           MigraTEC, Inc.                     Jeff Clignett
           12801 Stemmons Freeway             8650 Diceman Drive
           Suite 710                          Dallas, Texas  75218 and
           Dallas, Texas  75234               Duane A. Barnes
           Attn: Mark C. Myers                9125 Sante Fe Trail
                                              Celina, Texas  75009

14. ASSIGNMENT. Contractors may not assign or otherwise transfer this Agreement or any if its rights or obligations hereunder without MigraTEC's prior approval. MigraTEC may not assign this Agreement unless pursuant to notice and in connection with a sale, consolidation or other reorganization of MigraTEC's business.

15. WAIVERS. No delay or failure by any party hereto in exercising or enforcing any of its rights or remedies hereunder and no course of dealing or performance with respect thereto will constitute a waiver thereof. All rights and remedies will be cumulative and not exclusive of any other rights or remedies.

16. AMENDMENTS. No amendment of modification of this Agreement will be effective unless made in writing and signed by both parties hereto.

17. SEVERABILITY. This Agreement is governed by the laws of the state of Texas. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible and (b) any court having jurisdiction thereover will have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18. ENTIRE AGREEMENT. This Agreement and its Exhibits constitute the complete and entire agreement between Contractors and MigraTEC with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Contractors and MigraTEC with respect to such subject matter are hereby superseded in their entireties.


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.


MIGRATEC, INC.                          CONTRACTORS

By:     /s/  MARK C. MYERS              Signature: /s/  JEFF CLIGNETT
   -----------------------------                   -----------------------------

Name:        Mark C. Myers              Name:      Jeff Clignett
   -----------------------------                   -----------------------------

Title:       C.F.O.                     Signature: /s/  DUANE A. BARNES
   -----------------------------                   -----------------------------

                                        Name:      Duane A. Barnes
                                                   -----------------------------

                                    EXHIBIT A


                                STATEMENT OF WORK


I. DESCRIPTION OF SERVICES/WORK PRODUCT: Development and delivery of computer source code, in the form of a Microsoft Visual C++ 5.x Project, which can be compiled and built into a running application program herein referred to as "MTIDev". This program will implement a functional Microsoft Visual C++ Integrated Development Environment-style User Interface framework which contains, or interfaces to, MigraTEC 2000 components, as specified in VI, below. The source code will be written in the C++ language, will utilize Microsoft Foundation Class Library object classes where possible, and will be designed and implemented to adhere to the "object-oriented" programming model.

         It is understood that certain third-party components of MTIDev, which are integral to the proper functioning of MTIDev, and are specified as "Stingray Components" in VI below, will not be developed under this agreement but will, nevertheless, interface to MTIDev in order to provide proper functionality. MigraTEC is responsible for obtaining the rights to these third-party components.


II.      ESTIMATED START DATE: OCTOBER 5, 1998


III.     ESTIMATED LENGTH OF PROJECT: FIVE WEEKS


IV.      ADDITIONAL SPECIFICATIONS:

         MTIDev will interface to the current versions of the following MigraTEC 2000 components:

            [a] Inventory "backend" component;
            [b] Parser component;
            [c] Branch bank component;
            [d] Remediator component;
            [e] Databases which support [a] through [d].

         MTIDev will utilize the following third-party "Stingray components":
            [a] file editor component implemented by Objective Edit product; [b] tree view, tabbed window, "file open" dialog box, and listbox components implemented by Object Toolkit Basic product.

         MTIDev source code will be organized into the following files:

           [a]      stdafx.cpp
           [b]      childfrm.cpp
           [c]      mainfrm.cpp
           [d]      MTIDev.cpp
           [e]      MTIDevDoc.cpp
           [f]      MTIDevView.cpp
           [g]      fileview.cpp
           [h]      hnodecomponent.cpp
           [i]      hnodefile.cpp
           [j]      hnodeheader.cpp
           [k]      hnodeproject.cpp
           [l]      newprojectdlg.cpp
           [m]      configurationdlg.cpp
           [n]      outbar.cpp
           [o]      prjbar.cpp
           [p]      propertiesdlg.cpp
           [q]      splash.cpp
           [r]      header files required by the above;
           [s]      resource files required by the above;
           [t]      other project files required by the above;
           [u]      database recordeset interface files designated xxxRS.cpp.

                                    EXHIBIT B


                              PAYMENT FOR SERVICES


Each of Contractors will be granted a two (2) year option to purchase 100,000 shares of common stock of MigraTEC at a price of $0.12 per share (i.e., a 100,000 share option granted to Jeff Clignett and a 100,000 share option to Duane A. Barnes). Such options shall be exercisable for a two (2) year period at any time after the date of acceptance of the Services by MigraTEC as being complete and delivery of all items pursuant to the Work for Hire Agreement. Such acceptance and delivery shall be evidenced by a certificate of acceptance prepared by MigraTEC and delivered to Contractors.

                            CERTIFICATE OF ACCEPTANCE




Date:    November 19, 1998

This document certifies that MigraTEC, Inc., has received the Services and/or Work Product described in Exhibit A to the Work for Hire Agreement, dated October 5, 1998, by and between MigraTEC, Inc., Jeff Clignett and Duane A. Barnes, a copy of such Exhibit A being attached hereto. This document certifies the acceptance by MigraTEC, Inc., of the Services and/or Work Product as being complete and in compliance with the requirements of such Exhibit A.




By:  /s/  RICK JOHNSON
   -----------------------------
     Rick Johnson

Date:  November 19, 1998
      --------------------------

Title: Chief Operating Officer
      --------------------------